EXHIBIT 10.1

March 26, 1998
6-1162-GOC-131R1



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019


Subject:      Letter Agreement No. 6-1162-GOC-131R1 to Purchase
              Agreement No. 1951 - Special Matters

Ladies and Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1951 dated as of July 23, 1996 (the Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Buyer) relating to Model 737 aircraft (the Aircraft). This Letter Agreement supersedes and replaces in its entirely Letter Agreement 6-1162-GOC-131, dated October 10, 1997.

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1.   Credit Memorandum.

     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.]

5.   Model Substitution.

     5.1   Model 737-724/-824 Aircraft.   Buyer may elect to
substitute Model 737-824 for Model 737-724 or Model 737-724 for Model 737-824 Aircraft for any Aircraft or Option Aircraft delivering in [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.] or later. Buyer's model substitution notice to Boeing must be in writing to Boeing no later than the first day of the tenth month prior to delivery of each Aircraft.

     5.2   Model 737-624 Aircraft.   Buyer may elect to substitute
either Model 737-724 or 737-824 Aircraft for Model 737-624 Option Aircraft delivering in [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.] or later. Buyer's written model substitution notice must be received by Boeing no later than the first day of the tenth month prior to delivery of each Aircraft.

     5.3 Model 737-524 Aircraft. Buyer may elect to substitute Model 737-324 for Model 737-524 Aircraft. Buyer's substitution notice must be in writing and received by Boeing no later than the first day of the tenth month prior to delivery of each Aircraft if Customer and Boeing have previously agreed on a configuration for the Model 737-324. If configuration for the Model 737-324 has not been established, than the notice period shall be the time required to configure the Model 737-324 plus 10 months.

6.   Assignment of Credits.

     Buyer may not assign the credit memoranda described in this Letter Agreement without Boeing's prior written consent other than in circumstances where Boeing provides or arranges lease equity financing to Customer in respect of an Aircraft.

7.   Confidential Treatment.

     Boeing and Buyer understand that certain information contained in this Letter Agreement, including any attachments hereto, are considered by both parties to be confidential. Notwithstanding the provisions of Letter Agreement 6-1162-MMF-308R2, Boeing and Buyer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.


Very truly yours,

THE BOEING COMPANY



By        /s/ Gunar B. Clem

Its  Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  March 27, 1998

CONTINENTAL AIRLINES, INC.



By         /s/ Jeffrey J. Misner

Its Vice President Treasury Operations